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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                  NUVEEN FLOATING RATE INCOME OPPORTUNITY FUND
                ------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

         MASSACHUSETTS                                TO BE APPLIED FOR
    (State of Incorporation                           (I.R.S. Employer
        or Organization)                             Identification No.)

                              333 West Wacker Drive
                             Chicago, Illinois 60606
                    (Address of Principal Executive Offices)
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     Securities to be registered pursuant to Section 12(b) of the Act:

             Title of Each Class             Name of Each Exchange On Which
             to be so Registered             Each Class is to be Registered
             -------------------             ------------------------------
           Share of beneficial interest         New York Stock Exchange
           $0.01 par value per share

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [_]

     Securities Act registration statement file number to which this form relates: 333-115200.

     Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
          ------------------------------------------------------------
                                (Title of Class)

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Item 1. Description of Registrant's Securities to be Registered.
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     The shares (the "Shares") to be registered hereunder are shares of beneficial interest, $0.01 par value per share of Nuveen Floating Rate Income Opportunity Fund (the "Registrant"). A description of the Shares is contained under the heading "Description of Shares" in the prospectus included in an amendment to the Registrant's registration statement on Form N-2 and under the heading "Description of Shares" in the statement of additional information included therein, which registration statement was filed under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, on June 15, 2004 (Registration Nos. 333-115200 and 811-21579, respectively), and such description is incorporated herein by reference.

Item 2. Exhibits.
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     Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated herein by reference.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: June 21, 2004

                                                   NUVEEN FLOATING RATE INCOME
                                                   OPPORTUNITY FUND



                                                   By: /s/ Jessica R. Droeger
                                                       -------------------------
                                                           Jessica R. Droeger
                                                           Vice President and
                                                            Secretary

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